NEWS RELEASE                               Contact:   Derek Gaertner
For Immediate Release                                 580 2nd Street, Suite 102
                                                      Encinitas, CA 92024
                                                      Phone: (760) 479-5075

                           MACC PRIVATE EQUITIES INC.
                       ANNOUNCES RESULTS OF SECOND QUARTER

ENCINITAS,  CALIFORNIA  -- (May  15,  2008)  -- On May 15,  2008,  MACC  Private
Equities Inc. (NASDAQ Capital Market: MACC) announced its preliminary results of operations from the second quarter of its fiscal year 2008, which are subject to adjustment upon completion of its annual audit.

     For the second  quarter of fiscal  2008,  MACC  recorded  total  investment income of $194,298,  as compared to total investment  income of $212,919 for the second  quarter of fiscal 2007.  The decrease in  investment  income was the net effect  of a $1,897  increase  in  dividend  income  and a $20,524  decrease  in interest income.  Total operating expenses for the second quarter of fiscal 2008 were  $465,782,  as compared to $481,633 for the second  quarter of fiscal 2007.
The decrease in total operating expenses is the net effect of a $97,410 decrease in interest expense,  a $24,137 decrease in management fees, a $123,938 increase in professional fees, and an $18,242 decrease in other expenses.  Net investment expense for the second quarter of fiscal 2008 was $271,484, as compared to a net investment expense of $268,714 in the second quarter of fiscal 2007.

     Net  realized  gain on  investments  was $5,493  for the second  quarter of fiscal 2008,  as compared to a net realized loss on  investments  of $95,980 for the second  quarter of fiscal  2007.  During the second  quarter of fiscal 2008,
MACC   recorded  a  net  change  in  unrealized   appreciation/depreciation   on
investments  of   ($199,976),   as  compared  to  a  net  change  in  unrealized
appreciation/depreciation on investments of $55,333 during the second quarter of fiscal 2007.

     These items resulted in a net decrease in net assets from operations at the end of the second  quarter of fiscal  2008 of  $459,339,  as  compared  to a net decrease  in net assets  from  operations  at the end of the  second  quarter of fiscal 2007 of $283,675.

     MACC net asset  value at March 31,  2008,  was  $10,293,000  as compared to
$11,614,000  at March 31,  2007.  MACC's net asset value per share  decreased to
$4.18 at March 31, 2008, from $4.71 at March 31, 2007.

     MACC  is  a  business   development  company  in  the  business  of  making
investments  in small  businesses  in the United  States.  MACC common  stock is traded on the Nasdaq Capital Market under the symbol "MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2007,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio companies and the ability to obtain future funding, any failure to achieve annual  investment  level  objectives,  changes in prevailing  market interest rates, and  contractions in the markets for corporate  acquisitions and initial  public  offerings.  MACC  further  cautions  that such  factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking statement which may be made from time to time by or on behalf of MACC.

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